EXHIBIT 99.1

Gladstone Investment Increases Monthly Cash Distributions to Common Stockholders and Announces Monthly Cash Distributions, a Supplemental Distribution to Common Stockholders, and Second Fiscal Quarter Earnings Release and Conference Call Dates

MCLEAN, Va., Oct. 09, 2018 (GLOBE NEWSWIRE) -- Gladstone Investment Corporation (NASDAQ: GAIN) (the “Company”) announced today that its board of directors declared the following monthly cash distributions to preferred and common stockholders, increasing distributions to common stockholders by approximately 1.5%. The Company also announced its plan to report earnings for the second fiscal quarter ended September 30, 2018.

The Company will also pay a supplemental distribution of $0.06 per share to holders of its common stock in December 2018. In this regard, the Company currently anticipates it will continue paying semi-annual, supplemental distributions each fiscal year. These payments are expected to include undistributed net capital gains, but may also be made from undistributed net investment income, which the Company anticipates it will continue to generate in the future. The Company’s board of directors will evaluate the amount and timing of additional, semi-annual, supplemental distributions in future periods.

Common Stock: $0.068 per share of common stock for each of October, November, and December 2018 and $0.06 per share of common stock in December 2018, payable per the table below. The Company has paid 159 consecutive monthly cash distributions on its common stock.

Record Date	Payment Date	Cash Distribution
October 19	October 31	$0.068
November 20	November 30	$0.068
December 6	December 14	$0.060*
December 20	December 31	$0.068
Total for the Quarter:		$0.264

*Denotes supplemental distribution to common stockholders.

Series D Term Preferred Stock: $0.13020833 per share of the Company’s 6.25% Series D Cumulative Term Preferred Stock (“Series D Term Preferred Stock”) for each of October, November, and December 2018, payable per the table below. The Series D Term Preferred Stock trades on the NASDAQ under the symbol “GAINM.”

Record Date	Payment Date	Cash Distribution
October 19	October 31	$0.13020833
November 20	November 30	$0.13020833
December 20	December 31	$0.13020833
Total for the Quarter:		$0.39062499

Series E Term Preferred Stock: $0.1328125 per share of the Company’s 6.375% Series E Cumulative Term Preferred Stock (“Series E Term Preferred Stock”) for each of October, November, and December 2018, payable per the table below. The Series E Term Preferred Stock trades on the NASDAQ under the symbol “GAINL.”

Record Date	Payment Date	Cash Distribution
October 19	October 31	$0.1328125
November 20	November 30	$0.1328125
December 20	December 31	$0.1328125
Total for the Quarter:		$0.3984375

The Company offers a dividend reinvestment plan (the “DRIP”) to its common stockholders. For more information regarding the DRIP, please visit www.gladstoneinvestment.com.

Earnings Announcement:

The Company also announced today that it plans to report earnings after the stock market closes on Monday, November 5, 2018, for the second quarter ended September 30, 2018. The Company will hold a conference call on Tuesday, November 6, 2018 at 8:30 a.m. EST to discuss its earnings results. Please call (855) 376-7516 to enter the conference call.  An operator will monitor the call and set a queue for questions.

A conference call replay will be available beginning one hour after the call and will be accessible through November 13, 2018. To hear the replay, please dial (855) 859-2056 and use playback conference number 4699219.

The live audio broadcast of the Company’s conference call will be available online at www.gladstoneinvestment.com. The event will also be archived and available for replay on the Company’s website through January 6, 2019.

Gladstone Investment Corporation is a publicly traded business development company that seeks to make secured debt and equity investments in lower middle market businesses in the United States in connection with acquisitions, changes in control and recapitalizations. Information on the business activities of all the Gladstone funds can be found at www.gladstonecompanies.com.

Forward-looking Statements:
The statements in this press release regarding potential future distributions, earnings and operations of the Company are "forward-looking statements." These forward-looking statements inherently involve certain risks and uncertainties in predicting future results and conditions. Although these statements are based on Gladstone Investment's current plans that are believed to be reasonable as of the date of this press release, a number of factors could cause actual results and conditions to differ materially from these forward-looking statements, including those factors described from time to time in Gladstone Investment's filings with the Securities and Exchange Commission. Gladstone Investment undertakes no obligation to publicly release the result of any revisions to these forward looking statements that may be made to reflect any future events or otherwise, except as required by law.

For Investor Relations inquiries related to any of the monthly dividend paying Gladstone funds, please visit www.gladstone.com.

Source: Gladstone Investment Corporation
For further information: Gladstone Investment Corporation, +1-703-287-5893